Exhibit 2.1

FIRST AMENDMENT

TO

AGREEMENT AND PLAN OF MERGER

DATED AS OF SEPTEMBER 13, 2010

BY AND AMONG

WILLIAM DEMANT HOLDING A/S

OI MERGER SUB, INC.

AND

OTIX GLOBAL, INC.

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT (this “Amendment”) to the Agreement and Plan of Merger dated as of September 13, 2010 (the “Merger Agreement”) by and among William Demant Holding A/S (“Parent”), OI Merger Sub, Inc. (“Merger Sub”), and Otix Global, Inc. (the “Company”) is dated as of October 6, 2010.

RECITALS

WHEREAS, the parties entered into the Merger Agreement;

WHEREAS, the Company received a competing bid to purchase the Company following execution of the Merger Agreement;

WHEREAS, the parties desire to enter into this Amendment to the Merger Agreement to increase the Merger Consideration and eliminate certain conditions to the closing of the transaction contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in the Merger Agreement and this Amendment, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, on the terms and subject to the conditions set forth in this Amendment, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

AGREEMENT

The Merger Agreement is hereby amended as follows:

1.	In Section 2.07(a), the figure “$8.60” is replaced with “$10.00”.

2.	Section 6.03(d) is deleted in its entirety and replaced to read as follows: “Intentionally Omitted”.

3.	Section 6.03(e) is deleted in its entirety and replaced to read as follows: “Intentionally Omitted”.

4.	The following paragraph shall be added to the Merger Agreement as Section 3.01(u):

(u)           Competing Offers.  The Company has provided Parent with complete and accurate information regarding any and all Acquisition Proposals, as provided in Section 4.13, received by the Company on or before the date of this Amendment, including all material terms and conditions of such Acquisition Proposals and any material changes thereto.

5.	All other terms and conditions of the Merger Agreement not expressly amended as set forth above remain unchanged.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

WILLIAM DEMANT HOLDING A/S

By:	/s/ William Demant Holding A/S
Name:	William Demant Holding A/S
Title:

OI MERGER SUB, INC.

By:	/s/ OI Merger Sub, Inc.
Name:	OI Merger Sub, Inc.
Title:

OTIX GLOBAL, INC.

By:	/s/ Samuel L. Westover
Name:	Samuel L. Westover
Title:	Chairman and Chief Executive Officer